NORTH HILL FARMS LIMITED PARTNERSHIP

HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

Milford, Michigan

FINANCIAL STATEMENTS

Including Independent Auditors' Report

December 31, 2006

The following name is the independent auditor contact regarding the above project:

Lawrence J. Newman, CPA, Partner
Virchow, Krause & Company, LLP
One Towne Square, Suite 600
Southfield, Michigan 48076
248.368.8829
EIN: 39-0859910

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

December 31, 2006

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

December 31, 2006

MORTGAGOR'S CERTIFICATION

We hereby certify that we have examined the accompanying financial statements and supplemental data of North Hill Farms Limited Partnership (a Michigan Limited Partnership), HUD project No 044-35036-SUP Phase I and HUD Project No. 044-35048-SUP-LDC Phase II and, to the best of my/our knowledge and belief, the same are complete and accurate.

GENERAL PARTNERS

P.M. Equities Date

American Community Developers, Inc. Date

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

December 31, 2006

MANAGING AGENT'S CERTIFICATION

We hereby certify that we have examined the accompanying financial statements and supplemental data of North Hill Farms Limited Partnership (a Michigan Limited Partnership), HUD Project No. 044-35036 SUP Phase I and HUD Project No. 044-35048-SUP-LDC Phase II and, to the best of our knowledge and belief, the same are complete and accurate.

MANAGING AGENT

Midwest Management
Mrs. Kim Mathews, Controller

Managing Agent Taxpayer Identification Number:
14-1850904

Virchow Krause & company

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners
North Hill Farms Limited Partnership
Milford, Michigan

We have audited the accompanying balance sheet of North Hill Farms Limited Partnership (the "Partnership") as of December 31, 2006, and the related statements of operations, partners' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) and standards applicable to financial audits contained in *Government Auditing Standards* issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North Hill Farms Limited Partnership as of December 31, 2006, and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

In accordance with *Government Auditing Standards* and the *Consolidated Audit Guide for Audits of HUD Programs* issued by the U.S. Department of Housing and Urban Development, Office of the Inspector General, we have also issued a report dated April 4, 2007, on our consideration of the Partnership's internal control over financial reporting, and reports dated April 4, 2007, on its compliance with specific requirements applicable to the HUD programs, and specific requirements applicable to Fair Housing and Non-Discrimination. The purpose of those reports is to describe the scope of our testing of internal control over financial reporting and compliance and the results of that testing, and not to provide an opinion on the internal control over financial reporting or on compliance. Those reports are an integral part of an audit performed in accordance with *Government Auditing Standards* and should be considered in assessing the results of our audit.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information provided, as identified in the table of contents, is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Virchow Krause & Company, LLP

Southfield, Michigan
April 4, 2007

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

BALANCE SHEET

December 31, 2006

ASSETS

		Phase I	Phase II	Combined
CURRENT ASSETS				
1120	Cash - operations	$ 26,098	$ 4,452	$ 30,550
1125	Cash - entity	2,418	11,207	13,625
1130	Tenant accounts receivable	17,477	19,770	37,247
1135	Accounts receivable - HUD	2,640	(981)	1,659
1140	Accounts and notes receivable - operations	0	886	886
1200	Miscellaneous prepaid expenses	7,281	52,570	59,851
1100T	Total current assets	55,914	87,904	143,818
DEPOSITS HELD IN TRUST - FUNDED				
1191	Tenant deposits	34,227	58,167	92,394
RESTRICTED DEPOSITS AND FUNDED RESERVES				
1310	Escrow deposits	41,490	52,988	94,478
1320	Reserve for replacements	116,245	273,453	389,698
1300T	Total deposits	157,735	326,441	484,176
RENTAL PROPERTY				
1410	Land	203,125	321,875	525,000
1420	Buildings	2,924,133	8,685,478	11,609,611
1450	Furniture for project/tenant use	356,131	1,476,939	1,833,070
1470	Maintenance equipment	1,466	10,458	11,924
1480	Motor vehicles	6,869	11,206	18,075
1400T	Total fixed assets	3,491,724	10,505,956	13,997,680
1495	Less: Accumulated depreciation	(2,373,794)	(6,681,693)	(9,055,487)
1400N	Net fixed assets	1,117,930	3,824,263	4,942,193
OTHER ASSETS				
1520	Mortgage costs, net of accumulated amortization of $60,954	7,526	12,288	19,814
1590	Due to/from Phase I/II - Partnership	700,009	(700,009)	0
1500T	Total other assets	707,535	(687,721)	19,814
1000T	Total assets	$ 2,073,341	$ 3,609,054	$ 5,682,395

(Continued)

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

BALANCE SHEET

December 31, 2006

LIABILITIES AND PARTNERS' EQUITY (DEFICIT)

		Phase I	Phase II	Combined
	CURRENT LIABILITIES			
2110	Accounts payable - operations	$ 70,530	$ 158,027	$ 228,557
2120	Accrued wages payable	4,080	6,657	10,737
2123	Accrued management fee payable	4,027	-	4,027
2131	Accrued interest payable - first mortgage	639	3,686	4,325
2132	Accrued interest payable - other loans/notes	2,911	4,750	7,661
2150	Accrued property taxes payable	78,812	128,588	207,400
2172	Notes payable, current maturities	375,897	613,305	989,202
2170	Mortgage payable, current maturities	126,087	207,710	333,797
2210	Prepaid revenue	8,827	18,690	27,517
2122T	Total current liabilities	671,810	1,141,413	1,813,223
	DEPOSITS LIABILITY			
2191	Tenant deposits held in trust (contra)	34,311	54,986	89,297
	LONG-TERM LIABILITIES			
2320	Mortgage payable - net of current maturities	1,694	447,643	449,337
2390	Miscellaneous long-term liabilities	753,130	1,334,102	2,087,232
2300T	Total long-term liabilities	754,824	1,781,745	2,536,569
2000T	Total liabilities	1,460,945	2,978,144	4,439,089
3130	PARTNERS'EQUITY (DEFICIT)	612,396	630,910	1,243,306
2033T	Total liabilities and partners' equity (deficit)	$ 2,073,341	$ 3,609,054	$ 5,682,395

See notes to financial statements

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

STATEMENT OF OPERATIONS

Year ended December 31, 2006

		Phase I	Phase II	Combined
RENTAL REVENUE				
5120	Rent revenue - gross potential	$460,106	$ 759,371	$ 1,219,477
5121	Tenant assistance payments	519,334	846,465	1,365,799
5193	Special claims revenue	3,938	2,960	6,898
5100T	Total rental revenue	983,378	1,608,796	2,592,174
VACANCIES				
5220	Apartments	(26,389)	(67,494)	(93,883)
5200T	Total vacancies	(26,389)	(67,494)	(93,883)
5152N	Net rental revenue	956,989	1,541,302	2,498,291
FINANCIAL REVENUE				
5410	Financial revenue - project operations	455	-	455
5440	Revenue from investments - replacement reserve	6,175	6,107	12,282
5400T	Total financial revenue	6,630	6,107	12,737
OTHER REVENUE				
5910	Laundry and vending	-	7,543	7,543
5920	Tenant charges	3,151	5,210	8,361
5990	Miscellaneous revenue	7,237	16,131	23,368
5900T	Total other revenue	10,388	28,884	39,272
5000T	Total revenue	974,007	1,576,293	2,550,300

(Continued)

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

STATEMENT OF OPERATIONS

Year ended December 31, 2006

		Phase I	Phase II	Combined
ADMINISTRATIVE EXPENSES				
6210	Advertising and marketing	-	-	-
6250	Other renting expenses	10,828	17,666	28,494
6310	Office salaries	43,522	73,022	116,544
6311	Office expenses	6,428	11,616	18,044
6320	Management fee	95,512	148,379	243,891
6340	Legal expense - project	3,297	5,379	8,676
6350	Auditing expense	2,071	3,379	5,450
6370	Bad debts	1,138	6,415	7,553
6390	Miscellaneous administrative expenses	3,310	5,401	8,711
6263T	Total administrative expenses	166,106	271,257	437,363
UTILITIES EXPENSE				
6420	Fuel oil/coal	149,270	247,757	397,027
6450	Electricity	90,712	139,177	229,889
6451	Water	77,637	125,693	203,330
6400T	Total utilities expense	317,619	512,627	830,246
OPERATING AND MAINTENANCE EXPENSES				
6510	Payroll	48,031	78,366	126,397
6515	Supplies	5,673	8,783	14,456
6520	Contracts	41,602	63,608	105,210
6521	Operating and maintenance rent free unit	4,100	4,851	8,951
6525	Garbage and trash removal	10,114	16,502	26,616
6530	Security payroll/contract	1,216	1,984	3,200
6546	Heating/cooling repairs and maintenance	3,516	4,955	8,471
6548	Snow removal	1,537	2,508	4,045
6570	Vehicle and maintenance equipment operation and repair	1,244	455	1,699
6590	Miscellaneous operating and maintenance expenses	392	937	1,329
6500T	Total operating and maintenance expenses	117,425	182,949	300,374

(Continued)

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

STATEMENT OF OPERATIONS

Year ended December 31, 2006

		Phase I	Phase II	Combined
TAXES AND INSURANCE				
6710	Real estate taxes	78,812	128,588	207,400
6711	Payroll taxes	9,662	15,765	25,427
6720	Property and liability insurance	40,171	66,368	106,539
6722	Workmen's compensation	3,180	5,189	8,369
6723	Health insurance and other employee benefits	13,938	22,742	36,680
6790	Miscellaneous taxes, licenses, permits and insurance	385	5,583	5,968
6700T	Total taxes and insurance	146,148	244,235	390,383
FINANCIAL EXPENSES				
6820	Interest on first mortgage payable	10,989	50,317	61,306
6830	Interest on notes payable - long-term	36,401	58,838	95,239
6850	Mortgage insurance premium/service charge	924	3,346	4,270
6800T	Total financial expenses	48,314	112,501	160,815
6000T	Total cost of operations before depreciation and amortization	795,612	1,323,569	2,119,181
5060T	Income (loss) before depreciation and amortization	178,395	252,724	431,119
DEPRECIATION AND AMORTIZATION				
6600	Depreciation expense	175,507	280,092	455,599
6610	Amortization expense	3,691	6,023	9,714
	Total depreciation and amortization	179,198	286,115	465,313
5060N	Total operating income (loss)	(803)	(33,391)	(34,194)
	Total expenses	974,810	1,609,684	2,584,494
3520	Net income (loss)	$ (803)	$ (33,391)	$ (34,194)

See notes to financial statements

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

STATEMENT OF PARTNERS' EQUITY (DEFICIT)

Year ended December 31, 2006

	Combined	General partners	Limited partner	Total
S1100-010	Partners' equity (deficit) December 31, 2005	$ (45,681)	$ 1,323,181	$ 1,277,500
S1200-420	Distributions	0	0	-
3250	Net income (loss)	(342)	(33,852)	(34,194)
3130	Partners' equity (deficit) December 31, 2006	$ (46,023)	$ 1,289,329	$ 1,243,306

	Phase I	General partners	Limited partner	Total
S1100-010	Partners' equity (deficit) December 31, 2005	$ (43,461)	$ 656,660	$ 613,199
S1200-420	Distributions	0	0	-
3250	Net income (loss)	(8)	(795)	(803)
3130	Partners' equity (deficit) December 31, 2006	$ (43,469)	$ 655,865	$ 612,396

	Phase II	General partners	Limited partner	Total
S1100-010	Partners' equity (deficit) December 31, 2005	$ (2,220)	$ 666,521	$ 664,301
S1200-420	Distributions	0	0	-
3250	Net income (loss)	(334)	(33,057)	(33,391)
3130	Partners' equity (deficit) December 31, 2006	$ (2,554)	$ 633,464	$ 630,910

See notes to financial statements

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

STATEMENT OF CASH FLOWS

Year ended December 31, 2008

		Phase I	Phase II	Combined
	Cash flows from operating activities			
S1200-010	Rental receipts	$ 945,431	$ 1,536,709	$ 2,482,140
S1200-020	Interest receipts	6,631	6,039	12,670
S1200-030	Other operating receipts	10,387	28,885	39,272
S1200-040	Total receipts	962,449	1,571,633	2,534,082
S1200-050	Administrative expenses paid	32,697	33,002	65,699
S1200-070	Management fees paid	91,809	149,316	241,125
S1200-090	Utilities paid	330,981	509,459	840,440
S1200-100	Salaries and wages paid	126,582	209,675	336,257
S1200-110	Operating and maintenance paid	64,911	134,765	199,676
S1200-120	Real estate taxes paid	78,812	128,588	207,400
S1200-140	Property insurance paid	39,993	65,010	105,003
S1200-150	Miscellaneous taxes and insurance paid	644	5,562	6,206
S1200-160	Net tenant security deposits received (paid)	(1,285)	931	(354)
S1200-180	Interest paid on first mortgage	11,634	51,463	63,097
S1200-190	Interest paid on notes	36,728	59,371	96,099
S1200-210	Mortgage insurance premium paid	924	3,564	4,488
S1200-230	Total disbursements	814,430	1,350,706	2,165,136
S1200-240	Net cash provided by operating activities	148,019	220,927	368,946
	Cash Flows from Investing Activities			
S1200-245	Net (deposits to) withdrawals from escrows	(34,530)	(525)	(35,055)
S1200-250	Net withdrawals from reserve for replacements	96,830	50,493	147,323
S1200-330	Net purchases of fixed assets	(30,138)	(8,280)	(38,418)
S1200-350	Net cash provided by (used in) investing activities	32,162	43,688	75,850
	Cash Flows from Financing Activities			
S1200-360	Mortgage principal payments - first mortgage	(119,449)	(194,189)	(313,638)
S1200-370	Principal payments on notes and loans payable	(41,472)	(67,665)	(109,137)
S1200-460	Net cash provided by (used in) financing activities	(160,921)	(261,854)	(422,775)
S1200-470	NET INCREASE (DECREASE) IN CASH	19,260	2,761	22,021
S1200-480	Cash, beginning	9,256	12,898	22,154
S1200T	Cash, end	$ 28,516	$ 15,659	$ 44,175

(Continued)

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

STATEMENT OF CASH FLOWS

Year ended December 31, 2006

		Phase I	Phase II	Combined
	Reconciliation of net income (loss) to net cash provided by (used in) operating activities			
3250	Net income (loss)	$ (803)	$ (33,391)	$ (34,194)
	Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities			
6600	Depreciation	175,507	280,092	455,599
6610	Amortization	3,691	6,023	9,714
	Changes in asset and liability accounts			
	(Increase) decrease in assets			
S1200-490	Tenant accounts receivable	(14,445)	(10,980)	(25,425)
S1200-500	Accounts receivable - other		(835)	(835)
S1200-520	Miscellaneous prepaid expenses	(82)	1,160	1,078
S1200-530	Tenant security deposits funded	(439)	(755)	(1,194)
	Increase (decrease) in liabilities			
S1200-540	Accounts payable	(18,551)	(21,329)	(39,880)
S1200-560	Accrued liabilities	(455)	(6,786)	(7,241)
S1200-570	Accrued interest	(972)	(1,626)	(2,598)
S1200-580	Tenant security deposits held in trust	1,681	(175)	1,506
S1200-590	Prepaid revenue	2,887	9,529	12,416
	Total adjustments	148,822	254,318	403,140
S1200-610	Net cash provided by (used in) operating activities	$ 148,019	$ 220,927	$ 368,946

See notes to financial statements

NOTES TO FINANCIAL STATEMENTS

December 31, 2006

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

The Partnership was formed as a limited partnership under the laws of the State of Michigan on October 5, 1988, for the purpose of acquiring, rehabilitating, and operating a low-income residential housing project under Section 221(d)(3) of the National Housing Act. Such projects are regulated by the Department of Housing and Urban Development (HUD) as to rent charges and operating methods. The project consists of two phases with a total of 525 units (200 units for Phase I and 325 units for Phase II), located in Pontiac, Michigan, and is currently operating under the name North Hill Farms Apartments.

Under the terms of the Regulatory Agreement executed in connection with obtaining the mortgage loan, (HUD) regulates rental rates and distributions to partners.

Operations of the Partnership are limited to the rental of apartment units owned by the Partnership.

Rental Income

The Partnership records apartment rentals at gross potential rent as prescribed by HUD. Rental value of vacancies is stated separately to present net rental income on the accrual basis. One hundred percent of the units are designated for occupancy by eligible low-income tenants. Approximately one hundred percent of the units are designated for occupancy by tenants under Section 8 Housing Assistance Payment Contract. These tenants contribute a portion of the contract rent based on formulas prescribed by HUD.

Allowance for Collection Loss

Accounts receivable are stated at the contract amount per each tenant rental contract. Payments received seven days after the due date as defined in the tenants contract are considered delinquent and a late charge is assessed. Amounts that become uncollectible are charged to operations when that determination is made. At December 31, 2006 management of the partnership has determined that all amounts are collectable therefore there is no allowance for doubtful accounts.

Deposits - Funded

The funds held by the mortgage company represent mortgage escrows, including real estate taxes, mortgage insurance and hazard insurance, and replacement reserves to offset specific expenses and to replace structural elements and equipment. The balances in the replacement reserves and mortgage escrows at December 31, 2006 were $389,698 ($116,245 for Phase I and $273,453 for Phase II) and $94,478 ($41,490 for Phase I and $52,988 for Phase II), respectively. Future monthly commitments for the funding of these escrow accounts approximate $36,192 ($11,678 for Phase I and $24,514 for Phase II).

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

NOTES TO FINANCIAL STATEMENTS

December 31, 2006

Fixed Assets

Land, buildings, equipment, furniture and furnishings, and vehicles are recorded at cost. Accelerated methods of depreciation are used to depreciate fixed assets over the useful lives of the assets, which range from 5 to 30 years. Maintenance, repairs, and renewals that do not involve any substantial betterments are charged to expense as incurred.

Intangible Assets and Amortization

Mortgage costs are amortized over the term of the mortgage loan using the straight-line method.

Amortization expense for the year ended December 31, 2006 totaled $9,714 ($3,691 for Phase I and $6023 for Phase II), for mortgage costs.

Income Taxes

No income tax provision has been included in the financial statements since taxable income or loss of the Partnership passes through to, and is reportable by the Members individually.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property Taxes

The Partnership participates in a tax abatement program providing for payment in lieu of property taxes. The payments are computed as 4 percent of rental income less utilities based on the previous year's related income and utilities expense. Beginning in 2006, the payment in lieu of taxes will be a flat amount of $207,400.

Allocation of Profits and Losses

Profits or losses from operations of the Partnership or sale or disposition of Partnership assets are allocated 1 percent to the General Partners and 99 percent to the Limited Partner.

Distributions of Cash Flows

Distributions of cash flows from operations are allocated to the Partners in proportion to their respective Partnership interests.

Cash distributions are limited by agreements between the Partnership and HUD to $35,421 per year to the extent of surplus cash as defined by HUD. Undistributed amounts are cumulative and may be distributed in subsequent years if future operations provide surplus cash in excess of current requirements. Undistributed amounts at December 31, 2006 are $768,930 ($268,885 for Phase I and $500,045 for Phase II).

NOTE 2 - ACQUISITION NOTES PAYABLE

American Tax Credit Properties, II L.P. (The Limited Partner) acquired its partnership interest from the principals of the general partners on January 19, 1990, and executed two promissory notes evidencing an additional acquisition price to the sellers in the amount of $1,900,000. These notes were subsequently assumed by the Partnership, along with accrued interest, and are due not later than January 19, 2020. Of the total amount, $722,000 and $1,178,000 were allocated to Phase I and Phase II, respectively.

Surplus cash is to be used to retire these notes after all developer fees and a Gerneral Partner's distribution of 1 percent of surplus cash is made. Cumulative payments of $1,900,000 have been made on these notes through December 31, 2004, leaving outstanding balances payable of $0 in Phase I and in Phase II.

The notes bear interest at 13 percent per annum, which is non-compounding. Interest will be repaid from surplus cash after the repayment of principal. Total accrued interest under the notes payable as of December 31, 2006 is $2,087,231 ($753,129 for Phase I and $1,334,102 for Phase II).

NOTE 3 - MORTGAGE PAYABLE

Phase I

The mortgage note payable bears interest at a rate of 6 percent per year. All land, buildings, and equipment are pledged as collateral for the note. Terms of the note require monthly payment of principal and interest equaling $10,933 per month through January 2008. The Partners are not personally liable for payment of the note in the event of default by the Partnership.

NOTE 3 - MORTGAGE PAYABLE

Phase II

The mortgage note payable bears interest at a rate of 6.75 percent per year. All land, buildngs, and equipment are pledged as collateral for the note. The terms of the note require monthly payments of principal and interest equaling $20,467 per month through November 2009. The Partners are not personally liable for payment of the note in the event of default by the Partnership.

Principal payments due for the next five years and to maturity are as follows: follows:

Year Ending	Phase I	Phase II	Combined
2007	$ 126,087	$ 207,710	$ 333,797
2008	1694	222,185	223,879
2009		225,458	225,458
2010			
Total	$ 127,781	$ 655,353	$ 783,134

NOTE 4 - NOTE PAYABLE

A note payable in the original amount of $1,500,000 is payable in monthly installments of $17,075 including interest at a rate of 9.0 percent with a balloon payment due at maturity. The note is collateralized by the real estate and guaranteed by certain principals of the General Partners. The note matures in 2007.

Year Ending	Phase I	Phase II	Combined
2007	375,897	613,305	989,202

NOTE 4 - RELATED PARTY TRANSACTIONS

Services Provided by Affiliates

The Partnership incurred services from APG of $329,129 ($125,069 for Phase I and $204,060 for Phase II) for payroll services and $950 for audit/tax preparation. The shareholders of one of the General Partners have an interest in these entities.

Management Fees

The Partnership has contracted with a management agent, Midwest Management, for conducting the rental operations of the Partnership. Under the management agreement, management fees are calculated at 10.4 percent of collected rent income. Management fees expensed for the year ended December 31, 2006 totaled $243,891 ($95,512 for Phase I and $148,379 for Phase II). As of December 31, 2006, of this amount, $4,027 was owed in Phase I and $886 was overpaid by Phase II.

NOTE 5 - HOUSING ASSISTANCE PAYMENT CONTRACT

The Partnership has contracted with HUD to provide housing assistance payments on behalf of eligible families. The Renewal Contract, as determined by HUD shall run for a period of five years ending September 1, 2009.

NOTE 6 - REGULATORY AGREEMENT

A Regulatory Agreement with HUD was signed in connection with the mortgage note.

NOTE 7 - CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Partnership's sole asset is North Hill Farms. The Partnership's operations are concentrated in the multi-family real estate market. In addition, the Partnership operates in a heavily regulated environment. The operations of the Partnership are subject to the administrative directives, rules, and regulations of federal, state, and local regulatory agencies, including, but not limited to HUD. Such administrative directives, rules, and regulations are subject to change by Act of Congress or an administrative change mandated by HUD. Such changes may occur with little notice or inadequate funding to pay for the related cost, including additional administrative burden, to comply with a change.

SUPPLEMENTAL INFORMATION

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

SUPPLEMENTAL INFORMATION

Year ended December 31, 2008

Account No.		Phase I	Phase II	Combined
S1000-101	Total first mortgage principal payments required during the audit year (12 monthly payments). Applies to all direct loans and HUD-held and fully-insured mortgages.	$ 119,449	$ 194,189	$ 313,638
S1000-020	Total of 12 monthly deposits in the audit year made to the replacement reserve account, as required by the regulatory agreement, even if payments are temporarily suspended or reduced.	$ 46,464	$ 77,196	$ 123,660
S1000-030	Replacement reserve and residual receipts reserve releases which are included as expense items on the statement of operations.	$ 29,916	$ 48,810	$ 78,726
S1000-040	Project improvement reserve releases under the flexible subsidy program which are included as expense items on the statement of operations.	$ -	$ -	$ -
S3100-120	Mortgage payable note detail (Section 236 only) Interest reduction payments from subsidy.	$ -	$ -	$ -

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

SUPPLEMENTAL INFORMATION - CONTINUED

Year ended December 31, 2006

RESERVE FOR REPLACEMENTS	Phase I	Phase II	Combined
Balance at December 31, 2005	$213,077	$ 323,947	$537,024
Total monthly deposits	46,464	77,196	123,660
Interest income	6,175	6,107	12,282
Approved withdrawals	(149,471)	(133,797)	(283,268)
Balance at December 31, 2006	$116,245	$ 273,453	$389,698

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

SUPPLEMENTAL INFORMATION
Year Ended December 31, 2006

COMPUTATION OF SURPLUS CASH	Phase I	Phase II	Combined
Current Assets for Computation			
Cash - Operations	$ 26,098	$ 4,452	$ 30,550
Accounts Receivable – HUD	2,640		2,640
Cash and tenant security deposits	34,227	58,167	92,394
Total Current Assets	$ 62,965	$ 62,619	$125,584
Current Liabilities for Computation			
Accounts payable, trade	$ 70,533	$ 158,026	$228,559
Deficient Tax, Insurance Escrow Deposits	16,777	27,372	44,149
First mortgage interest payable	639	3,686	4,325
Prepaid rent	8,827	18,690	27,517
Accrued expenses (not escrowed)	8,107	6,657	14,764
Tenant Security Deposits	34,310	54,986	89,296
Total Current Liabilities for Computation	$ 139,190	$ 269,418	$408,608
Cash Deficiency at December 31, 2006	$ (76,225)	$(206,799)	$(283,024)

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

SUPPLEMENTAL INFORMATION - CONTINUED

Year ended December 31, 2006

CHANGES IN FIXED ASSET ACCOUNTS - PHASE I

	Assets			
	Balance 12/31/05	Additions	Deletions	Balance 12/31/06
Land	$ 203,125			$ 203,125
Buildings	2,902,475	21,657		2,924,132
Furniture for project/tenant use	347,651	8,481		- 356,132
Maintenance equipment	1,466			- 1,466
Motor Vehicles	6,869			6,869
	$ 3,461,586	$ 30,138	$ -	$ 3,491,724
Accumulated depreciation	$ 2,198,287	$ 175,507		$ 2,373,794
Total net book value				$ 1,117,930

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

SUPPLEMENTAL INFORMATION - CONTINUED

Year ended December 31, 2006

CHANGES IN FIXED ASSET ACCOUNTS - PHASE II

	Assets			
	Balance 12/31/05	Additions	Deletions	Balance 12/31/06
Land	$ 321,875			$ 321,875
Buildings	8,684,521	957		8,685,478
Furniture for project/tenant use	1,471,617	5,323		1,476,940
Maintenance equipment	10,458			10,458
Motor Vehicles	11,206			11,206
	$ 10,499,677	$ 6,280	$ -	$ 10,505,957
Accumulated depreciation	$ 6,401,601	$ 280,092		$ 6,681,693
Total net book value				$ 3,824,264

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

SUPPLEMENTAL INFORMATION - CONTINUED

Year ended December 31, 2006

CHANGES IN FIXED ASSET ACCOUNTS - COMBINED

	Assets			
	Balance 12/31/05	Additions	Deletions	Balance 12/31/06
Land	$ 525,000			$ 525,000
Buildings	11,586,996	22,614		11,609,610
Furniture for				-
project/tenant use	1,819,268	13,804		1,833,072
Maintenance				-
equipment	11,924			11,924
Motor Vehicles	18,075			18,075
	$ 13,961,263	$ 36,418	$ -	$ 13,997,681
Accumulated depreciation	$ 8,599,888	$ 455,600		$ 9,055,488
Total net book value				$ 4,942,193

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

SUPPLEMENTAL INFORMATION - CONTINUED

Year ended December 31, 2006

Fixed Asset Detail - Phase I

Additions to Buildings Account

Item and quantity	Amount
Asphalt	$ 4,100
Hot water heaters	7,242
Cabinets	882
Windows and doors	6,041
Carpet and Tile	3,392
	$ 21,657

Additions to Office Furniture and Equipment Account

Item and quantity	Amount
Appliances	$ 8,119
Computer	362
	$ 8,481

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

SUPPLEMENTAL INFORMATION - CONTINUED

Year ended December 31, 2006

Fixed Asset Detail - Phase II

Additions to Buildings Account

Item and quantity	Amount
Cabinets	$ 534
Carpet and Tile	423
	$ 957

Additions to Office Furniture and Equipment Account

Item and quantity	Amount
Appliances	$ 4,733
Computer	590
	$ 5,323

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

SUPPLEMENTAL INFORMATION - CONTINUED

Year ended December 31, 2006

DETAIL OF ACCOUNTS - BALANCE SHEET

212100 Due to/from Phase I	$	700,009
212100 Due to/from Phase II		(700,009)
	$	-

MISCELLANEOUS LONG-TERM LIABILITIES (ACCOUNT NO. 2390)

241000 Interest payable	$	2,087,232
	$	2,087,232

North Hill Farms Limited Partnership
HUD Project No. 044-35036 SUP Phase I and
HUD Project No. 044-35048 SUP-LDC Phase II

SUPPLEMENTAL INFORMATION - CONTINUED

Year ended December 31, 2006

DETAIL OF ACCOUNTS - STATEMENT OF OPERATIONS

MISCELLANEOUS OTHER REVENUE (ACCOUNT NO. 5990)

	Phase I	Phase II	Combined
Legal charge income	$ 1,960	$ 2,039	$ 3,999
Miscellaneous	540	262	802
Collection loss income	1,816	3,009	4,825
Maintenance income	80	2,342	2,422
Resale reconditioning	2,841	8,479	11,320
	$ 7,237	$ 16,131	$ 23,368

VirchowKrause & company

REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM ON INTERNAL CONTROL

To the Partners
North Hill Farms Limited Partnership
Milford, Michigan

We have audited the financial statements of North Hill Farms Limited Partnership as of and for the year ended December 31, 2006, and have issued our report thereon dated April 4, 2007. We have also audited the Partnership's compliance with requirements applicable to its major HUD-assisted program and have issued our report thereon dated April 4, 2007.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States), standards applicable to financial audits contained in *Government Auditing Standards* issued by the Comptroller General of the United States,and the *Consolidated Audit Guide for Audits of HUD Programs* (the Guide) issued by the U.S. Department of Housing and Urban Development, Office of the Inspector General. Those standards and the Guide require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement and about whether the Partnership complied with laws and regulations, noncompliance with which would be material to a major HUD-assisted program.

The management of the Partnership is responsible for establishing and maintaining effective internal control. In planning and performing our audit of the financial statements and compliance, we considered the Partnership's internal control over financial reporting and its internal control over compliance with requirements that could have a direct and material effect on a major HUD-assisted program in order to determine our auditing procedures for the purpose of expressing our opinions on the financial statements and on compliance, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control. Accordingly, we do not express an opinion on the effectiveness of North Hill Farms Limited Partnership's internal control over financial reporting and internal control over compliance.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect on a timely basis misstatements or noncompliance with applicable requirements of a HUD-assisted program. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the entity's ability to initiate, authorize, record, process, or report financial data reliably in accordance with generally accepted accounting principles or to administer a HUD-assisted program such that there is more than a remote likelihood that (a) a misstatement of the entity's financial statements, or (b) noncompliance with applicable requirements of a HUD-assisted program, that is more than inconsequential will not be prevented or detected.

A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that (a) a material misstatement of the financial statements, or (b) material noncompliance with applicable requirements of a HUD-assisted program, will not be prevented or detected.

Virchow Krause & company

REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM ON INTERNAL CONTROL - (continued)

Our consideration of internal control over financial reporting and internal control over compliance was for the limited purpose described above and would not necessarily identify all deficiencies in internal control that might be significant deficiencies or material weaknesses. We did not identify any deficiencies in internal control that we consider to be material weaknesses, as defined above.

This report is intended solely for the information and use of management and the United States Department of Housing and Urban Development and is not intended to be and should not be used by anyone other than these specified parties.

Virchow Krause & Company, LLP

Southfield, Michigan
April 4, 2007

Virchow Krause & company

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ON COMPLIANCE WITH SPECIFIC REQUIREMENTS
APPLICABLE TO MAJOR HUD PROGRAMS

To the Partners
North Hill Farms Limited Partnership
Milford, Michigan

We have audited the financial statements of North Hill Farms Limited Partnership as of and for the year ended December 31, 2006, and have issued our report thereon dated April 4, 2007.

We have audited the Partnership's compliance with the specific program requirements governing management functions; replacement reserve; residual receipts; cash receipts and disbursements; maintenance; distributions to owners; federal financial reports; security deposits; mortgage status; and tenant application, eligibility and recertification that are applicable to its major HUD-assisted program for the year ended December 31, 2006. The management of the Partnership is responsible for compliance with those requirements. Our responsibility is to express an opinion on compliance with those requirements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States), standards applicable to financial audits contained in *Government Auditing Standards* issued by the Comptroller General of the United States, and the *Consolidated Audit Guide for Audits of HUD Programs* (the Guide) issued by the U.S. Department of Housing and Urban Development, Office of the Inspector General. Those standards and the Guide require that we plan and perform the audit to obtain reasonable assurance about whether noncompliance with the requirements referred to above that could have a material effect on a major HUD-assisted program occurred. An audit includes examining, on a test basis, evidence about the Partnership's compliance with those requirements. We believe that our audit provides a reasonable basis for our opinion. Our audit does not provide legal determination of the Partnership's compliance with those requirements.

In our opinion, the Partnership complied, in all material respects, with the requirements described above that are applicable to its major HUD-assisted program for the year ended December 31, 2006.

This report is intended solely for the information and use of management and the United States Department of Housing and Urban Development and is not intended to be and should not be used by anyone other than these specified parties.

Virchow Krause & Company, LLP

Southfield, Michigan
April 4, 2007

Virchow Krause & company

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON COMPLIANCE WITH SPECIFIC REQUIREMENTS APPLICABLE TO FAIR HOUSING AND NON-DISCRIMINATION

To the Partners
North Hill Farms Limited Partnership
Milford, Michigan

We have audited the financial statements of North Hill Farms Limited Partnership as of and for the year ended December 31, 2006, and have issued our report thereon dated April 4, 2007.

We have applied procedures to test the Partnership's compliance with the Fair Housing and Non-Discrimination requirements applicable to its HUD-assisted programs for the year ended December 31, 2006.

Our procedures were limited to applicable compliance requirements described in the *Consolidated Audit Guide for Audits of HUD Programs* (the Guide) issued by the U.S. Department of Housing and Urban Development, Office of the Inspector General. Our procedures were substantially less in scope than an audit, the objective of which is the expression of an opinion on the Partnership's compliance with the Fair Housing and Non-Discrimination requirements. Accordingly, we do not express such an opinion.

The results of our tests disclosed no instances of noncompliance that are required to be reported herein under the Guide.

This report is intended solely for the information and use of management and the United States Department of Housing and Urban Development and is not intended to be and should not be used by anyone than these specified parties.

Virchow Krause & Company, LLP

Southfield, Michigan
April 4, 2007

Virchow Krause & company

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ON APPLYING AGREED-UPON PROCEDURES

To the Partners
North Hill Farms Limited Partnership
Milford, Michigan

We have performed the procedures described in the second paragraph of this report, which were agreed to by North Hill Farms Limited Partnership and the U.S. Department of Housing and Urban Development, Real Estate Assessment Center (REAC), solely to assist them in determining whether the electronic submission of certain information agrees with the related hard copy documents. The Partnership is responsible for accuracy and completeness of the electronic submission. This agreed-upon procedure engagement was conducted in accordance with the attestation standards established by the American Institute of Certified Public Accountants. The sufficiency of the procedures are solely the responsibility of those parties specified in this report. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose.

We compared the electronic submission of the items listed in the "UFRS Rule Information" column with the corresponding printed documents listed in the "Hard Copy Documents" column. The results of the performance of our agreed-upon procedures indicate agreement of the electronically submitted information and hard copy documents as shown in the attached chart.

We were engaged to perform an audit of the financial statements of North Hill Farms Limited Partnership as of and for the year ended December 31, 2006, and have issued our reports thereon dated April 4, 2007. The information in the "Hard Copy Documents" column was included within the scope, or was a by-product of that audit. Further, our opinion on the fair presentation of the supplemental financial data templates dated April 4, 2007 was expressed in relation to the basic financial statements of North Hill Farms Limited Partnership taken as a whole.

A copy of the financial statement package, which includes the auditors' reports, is available in its entirety from North Hill Farms Limited Partnership. We have not performed any additional auditing procedures since the date of the aforementioned audit reports. Further, we take no responsibility for the security of the information transmitted electronically to the U.S. Department of Housing and Urban Development, REAC.

This report is intended solely for the information and use of partners, management, the Department of Housing and Urban Development, and REAC, and is not intended to be and should not be used by anyone other than these specified parties.

Virchow Krause & Company, LLP

Southfield, Michigan
April 4, 2007

ATTACHMENT TO THE REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON APPLYING AGREED-UPON PROCEDURES

UFRS Rule Information	Hard Copy Documents	Findings
Balance Sheet, Income and Expense and Cash Flow Data (account numbers 1120 to 7100T and the S1200 series)	Supplemental Schedules with Financial Statement Data	Agrees
Footnotes (S3100 series of accounts)	Notes to Financial Statements	Agrees
Type of Opinion on the Financial Statements and Compliance (account numbers S2100-020, S2300-020)	Auditors' Report on the Financial Statements and Compliance	Agrees
Type of Opinion on Supplemental Data (account number S2100-100)	Auditors' Report on Supplemental Data	Agrees
Audit Findings Narrative (S2700 series of accounts)	Schedule of Findings and Questioned Costs	Agrees